UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2009

ASTA FUNDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Asta Funding, Inc. (the “Company”), a consumer receivable asset management and liquidation firm, previously announced that Cameron Williams, Chief Operating Officer was leaving the Company as of December 31, 2009. On November 30, 2009, the Company announced that it had entered into a Consulting Services Agreement with Mr. Williams. Under the terms of the agreement, the Company will pay Mr. Williams a monthly fee of $20,833.33 each month from January to November 2010 in exchange for certain consulting services through December 31, 2010. In addition, in exchange for a release of all claims and liabilities, Mr. Williams is to be paid a fee of $100,000, plus reimbursement of his monthly COBRA costs of up to $1,000 per month for the next year and the Company accelerated vesting of 16,667 stock options held by Mr. Williams at a price of $2.95 per share. Mr. Williams will also be paid $20,833.37 if he signs another release in favor of the Company at the end of this consulting term.

Item 9.01 Financial Statements and Exhibits.

99.1	Consulting Services Agreement dated November 30, 2009 between Cameron E. Williams and the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: December 4, 2009

By: /s/ Robert Michel

Robert Michel
     Chief Financial Officer